Exhibit 4.1

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                        ALLBRITTON COMMUNICATIONS COMPANY

                              SERIES A AND SERIES B

             7 3/4% SENIOR SUBORDINATED NOTES DUE DECEMBER 15, 2012

                         -------------------------------

                             SUPPLEMENTAL INDENTURE

                          Dated as of FEBRUARY 6, 2003

                                       to

                                    INDENTURE

                          Dated as of DECEMBER 20, 2002

                         -------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (SUCCESSOR TO STATE STREET BANK AND TRUST COMPANY),

                                     Trustee


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         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of
February 6, 2003, by and between ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION (successor to STATE STREET BANK AND TRUST COMPANY), a national banking association, as trustee (the "Trustee"), under the Indenture (as defined below). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

         WHEREAS, the Company and the Trustee previously duly executed, and the Company duly delivered to the Trustee, an Indenture dated as of December 20, 2002 ("Indenture"), relating to Series A and Series B of the Company's 7 3/4% Senior Subordinated Notes due December 15, 2012 (the "Notes");

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee desire to amend the Indenture without the consent of the Holders;

         WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

         WHEREAS, the Company has delivered an Officers' Certificate and Opinion of Counsel to the Trustee pursuant to Section 9.06 of the Indenture; and

         WHEREAS,   all  other  actions  necessary  to  make  this  Supplemental
Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                   ARTICLE I
                                   AMENDMENTS

         At the Effective Date (as defined in Section 2.4 below) the terms of the Notes and the Indenture shall be amended as follows:

         SECTION 1.1. Paragraph 2 of the Indenture is hereby amended in its entirety to read as follows:

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 7 3/4% Series A Senior Subordinated Notes due December 15, 2012 issued on December 20, 2002 (the "Series A-1 Notes"), any Additional Notes, if any, issued from time to time substantially in the form of the Notes attached hereto as Exhibit A ("Series A-2 Notes," and together with Series A-1 Notes, the "Series A Notes") and the 7 3/4% Series B Senior Subordinated Notes due December 15, 2012 (the "Series B Notes" (including Additional Notes, if any, issued from time to time substantially in the form of the Notes attached hereto as Exhibit A) and, together with the Series A Notes, the "Notes"):

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         SECTION 1.2. The definition of Registration Rights Agreement in Section
1.01 of the Indenture is hereby amended to add to the end thereof before the period, ", and any similar registration rights agreement entered into in connection with the issuance of Additional Notes".

         SECTION 1.3. Section 2.06(g)(iii) is hereby amended to delete "hereof" from the first line of such section and to substitute therefor "of issuance thereof."

         SECTION 1.4. Item (iv) of the second paragraph of Section 4.09 is hereby amended to add to the end thereof before the semicolon, "issued on the Issuance Date".

         SECTION 1.5. Page A-1 of Exhibit A to the Indenture is hereby amended to delete "December 20, 2002" after the word "Dated:" and to substitute therefor a blank space.

         SECTION 1.6. Paragraph 1 of Exhibit A to the Indenture is hereby amended to delete "December 20, 2002" from the beginning of the third line of such paragraph and to substitute therefor a blank space.

         SECTION 1.7. Paragraph 18 of Exhibit A to the Indenture is hereby amended to delete "December 20, 2002" from the third line of such paragraph and to substitute therefor a blank space.

                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 2.1. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(A) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (B) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not any particular Article, Section or other subdivision.

         SECTION 2.2. On the Effective Date, the Indenture shall be modified in accordance therewith, but except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         SECTION 2.3. On the Effective Date, this Supplemental Indenture shall form a part of the Indenture and the Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

         SECTION 2.4. This Supplemental Indenture shall become effective, and the effective date (the "Effective Date") shall be deemed to have occurred, upon the issuance by the Company of the Company's second offering of 7 3/4% Senior Subordinated Notes due December 15, 2002, expected to be on or about February 6, 2003.


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         SECTION  2.5.  The  Trustee  accepts  the  amendment  to the  Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit the Trustee's liabilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained
which  shall  be  taken  as  the   statements   of  the  Company  and  makes  no
representations   as  to  the  validity  or  sufficiency  of  this  Supplemental
Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof. The Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the amendments to the Indenture provided herein.

         SECTION 2.6. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         SECTION 2.7. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

         SECTION 2.8. The Company shall compensate and indemnify the Trustee in respect of this Supplemental Indenture to the same extent as set forth in
Section 7.07 of the Indenture.


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         IN WITNESS  WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed, and the Company has caused its corporate seal to be hereunto affixed, all as of the day and year first above written.

                                          ALLBRITTON COMMUNICATIONS COMPANY



                                          By:  /s/ Stephen P. Gibson
                                               ---------------------------------
                                               Name:  Stephen P. Gibson
                                               Title:  Senior Vice President and
                                                         Chief Financial Officer


                                          (SEAL)




                                          U.S. BANK NATIONAL ASSOCIATION



                                          By:  /s/ Earl W. Dennison
                                               ---------------------------------
                                               Name:  Earl W. Dennison
                                               Title:  Vice President